UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2001

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	333-96209	93-1282171
(State or Other Jurisdiction of Incorporation)	Commission File	(I.R.S. Employer
	Number	Identification No.)

503 Airport Road, Medford, Oregon	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 541-618-6003

Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

          On April 13, 2001, the registrant completed a previously announced merger with Timberline Bancshares, Inc., pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), dated October 16, 2000, by and among PremierWest Bancorp, its wholly owned banking subsidiary PremierWest Bank, and Timberline Bancshares, Inc., and its wholly owned banking subsidiary, Timberline Community Bank. Pursuant to the Merger Agreement and related Plan of Merger, the registrant acquired all of the outstanding shares of Timberline Bancshares, Inc., in exchange for merger consideration of $13.50 per share of Timberline common stock. At the Election of each Timberline shareholder, the merger consideration was paid in cash, newly issued shares of PremierWest common stock, or a combination of approximately 40% cash and 60% stock. The aggregate merger consideration was approximately $ 14,500,000. The number of shares of PremierWest common stock issuable in exchange for shares of Timberline common stock was calculated by dividing the $13.50 per Timberline share merger consideration by the volume weighted average price of each trade in PremierWest common stock during the twenty trading days ended five calendar days prior to the closing of the Merger. Approximately 1,707,000 shares of the registrant’s common stock were issued in the transaction.

Item 7. Financial Statements and Exhibits

          (a)          Financial statements of business acquired.

          The financial statements of Timberline Bancshares, Inc. called for by this Item 7(a) are included in this report beginning immediately following the signature page.

          (b)          Pro Forma Financial Information

          The pro forma financial information called for by this Item 7(b) are included in this report immediately following the financial statements of Timberline Bancshares, Inc. called for by Item 7(a).

          (c)          Exhibits.

          The following exhibits are filed herewith or incorporated by reference and this constitutes the exhibit index.

          Exhibit

          2             Agreement and Plan of Reorganization, incorporated by reference to the registration statement on Form S-4 filed by the registrant on October 26, 2000

          23            Consent of Carlson, Pavlik and Drageset

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)
Date: April 26, 2001	By: /s/ Bruce R. McKee
Bruce R. McKee, Chief Financial Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Timberline Bancshares, Inc.

We have audited the accompanying consolidated balance sheets of Timberline Bancshares, Inc. (a California corporation) and subsidiary as of December 31, 2000, 1999 and 1998, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Timberline Bancshares, Inc. and subsidiary as of December 31, 2000, 1999 and 1998, and the consolidated results of their operations and their cash flows for years then ended in conformity with generally accepted accounting principles.

Carlson, Pavlik and Drageset
Certified Public Accountants, LLP
Yreka, California
February 1, 2001

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2000, 1999 and 1998
($ in thousands)

                                                2000        1999        1998
               ASSETS

Cash and due from banks,
     non-interest bearing                    $ 9,450     $ 6,951     $ 4,785
Interest bearing deposits in other banks         100         100         100
Federal funds sold                             1,600         800       9,800
Securities available for sale                 16,801      17,215      13,296
Securities to be held to maturity              1,889       3,172       5,538
Cash surrender value of officers'
     life insurance                            2,415       2,317       1,361
Loans, less allowance for loan losses of
       2000-$525; 1999-$372; 1998-$378        57,365      57,554      51,904
Premises and equipment                         1,744       1,874       2,009
Other assets                                   1,665       1,717       1,731

Total assets                                $ 93,029    $ 91,700    $ 90,524

               LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

Deposits:
     Demand                                 $ 17,864    $ 16,409    $ 15,937
     Savings                                  36,866      41,083      44,774
     Time, under $100                         21,484      19,839      16,361
     Time, $100 and over                       7,583       5,820       4,927
           Total deposits                     83,797      83,151      81,999
Other liabilities                                807         766         653
               Total liabilities              84,604      83,917      82,652

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, no par value, authorized
2,000,0000 shares, issued and outstanding
shares 2000-1,006,860; 1999-1,006,860;
1998-1,006,810                                 2,993       2,993       2,993
Additional paid-in capital                         1           1           1
Retained earnings                              5,504       5,189       4,883
Accumulated other comprehensive
income (loss):
    Unrealized holding gains (losses)
    on securities available for sale             (73)       (400)         (5)
          Total stockholders' equity           8,425       7,783       7,872

Total liabilities and stockholders' equity  $ 93,029    $ 91,700    $ 90,524

The accompanying notes are an integral part of these consolidated financial statements.

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
For The Years Ended December 31, 2000, 1999 and 1998
($ in thousands, except per share)

                                                2000        1999        1998
Interest income:
     Interest on fees and loans              $ 5,653     $ 5,112     $ 4,923
     Interest on federal funds sold              158         251         674
     Interest on securities:
             available for sale                  967         902         750
             held to maturity                    141         210         336
     Interest, other                             135         111          74
Total Interest Income                          7,054       6,586       6,757

Interest expense:
     Interest on deposits                      2,452       2,237       2,397
     Interest on short-term borrowings             7           4           -
Total Interest Expense                         2,459       2,241       2,397

Net interest income                            4,595       4,345       4,360
Provision (credit) for loan losses               157         (28)         83
Net interest income after provision
(credit) for loan losses                       4,438       4,373       4,277

Other income:
     Service charges                             382         406         412
     Other                                        35          18          16
Total Other Income                               417         424         428

Other expenses:
     Salaries and employee benefits            2,132       2,114       1,984
     Occupancy expenses                          390         401         392
     Equipment and data processing expenses      304         296         313
     Other operating expenses                    829         893         793
Total Other Expenses                           3,655       3,704       3,482

Income before income taxes                     1,200       1,093       1,223

Income tax expense                               382         284         304

Net Income                                   $   818     $   809     $   919

Earnings per common share:
     Basic                                   $  0.81     $  0.80     $  0.91
     Assuming dilution                       $  0.81     $  0.80     $  0.91

The accompanying notes are an integral part of these consolidated financial statements.

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Comprehensive Income
For The Years Ended December 31, 2000, 1999 and 1998
($ in thousands)

                                                2000        1999        1998

Net income, per consolidated
     statements of income                    $   818     $   809     $   919

Other comprehensive income (loss):
     Unrealized holding gains
       (losses) on securities available for
       sale arising during the year              593        (717)        (41)
     Reclassification adjustment for
       (gains) losses included in net income       -           -           -

Other comprehensive income (loss)                593        (717)        (41)

Income tax expense (benefit) related to
     other comprehensive income (loss)           266        (322)        (18)

Other comprehensive income (loss)
     net of income tax                           327        (395)        (23)

Total comprehensive income                   $ 1,145     $   414     $   896

The accompanying notes are an integral part of these consolidated financial statements.

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity
For The Years Ended December 31, 2000, 1999 and 1998
($ in thousands)

                                                             Accumulated
                                         Additional             Other
                          Common Stock    Paid-In  Retained Comprehensive
                          Shares  Amount  Capital  Earnings  Income(loss) Total

Balance, 12/31/97     1,006,726    2,992    $ 1       4,467        18    7,478
  Net income                  -        -      -         919         -      919
  Other comprehensive
   income (loss) net of
   income tax; change
   in unrealized gain
   (loss) on securities
   available for sale,
   net of deferred
   income tax
   benefit of $18             -        -      -          -        (23)     (23)
Cash dividend declared        -        -      -       (503)         -     (503)
Options exercised by
employees & directors        84        1      -          -          -        1

Balance, 12/31/98     1,006,810    2,993      1      4,883         (5)   7,872
 Net income                   -        -      -        809          -      809
 Other comprehensive
   income (loss) net of
   income tax; change
   in unrealized gain
   (loss) on securities
   available for sale,
   net of deferred
   income tax of $322         -        -      -          -       (395)    (395)
Cash dividend declared        -        -      -       (503)         -     (503)
Options exercised by
   employees & directors     50        -      -          -          -        -

Balance, 12/31/99     1,006,810    2,993      1      5,189       (400)   7,783
 Net income                   -        -      -        818          -      818
 Other comprehensive
   income (loss) net of
   income tax; change
   in unrealized gain
   (loss) on securities
   available for sale,
   net of deferred
   income tax of $322         -        -      -          -        327      327
Cash dividend declared        -        -      -       (503)         -     (503)
Options exercised by
   employees & directors      -        -      -          -          -        -

Balance, 12/31/00     1,006,860  $ 2,993   $  1    $ 5,504     $  (73) $ 8,425

The accompanying notes are an integral part of these consolidated financial statements.

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For The Years Ended December 31, 2000, 1999 and 1998
($ in thousands)

                                                2000        1999        1998

Cash flows from operating activities:
  Net income                                 $   818     $   809     $   919
  Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization               217         215         195
     Provision for loan losses                   157         (28)         83
     Net (increase) decrease in other assets    (214)        336        (132)
     Net increase in other liabilities            41         113         112
Net cash provided by operating activities      1,019       1,445       1,177

Cash flows from investing activities:
  Net (increase) in interest bearing
    deposits in other banks                        -           -        (100)
  Net (increase) decrease in federal
    funds sold                                  (800)      9,000      (2,800)
  Purchases of securities available for sale       -      (7,911)    (22,205)
  Proceeds from sales of securities
    available for sale                             -           -           -
  Proceeds from maturities of securities
    available for sale                         1,007       3,350      22,000
  Purchases of securities to be
    held to maturity                               -           -        (991)
  Proceeds from sales of securities to be
    held to maturity                               -           -           -
  Proceeds from maturities of securities
    to be held to maturity                     1,283       2,291       2,658
  Net (increase) decrease in loans                32      (5,622)     (3,887)
  Purchases of premises and equipment            (87)        (80)       (172)
  (Increase) in cash surrender value of
    officers' life insurance policies            (98)       (956)        (58)
Net cash provided by (used in)
  investing activities                         1,337          72      (5,555)

Cash flows from financing activities:
  Net increase in deposits                       646       1,152       4,441
  Proceeds from note payable                       -          11           -
  Principal payments on note payable               -         (11)          -
  Dividends paid                                (503)       (503)       (503)
  Proceeds from exercise of stock options          -           -           1
Net cash provided by financing activities        143         649       3,939

Net increase (decrease) in cash and
  due from banks                               2,499       2,166        (439)

Cash and due from banks at beginning of year   6,951       4,785       5,224

Cash and due from banks at end of year       $ 9,450     $ 6,951     $ 4,785

Interest paid                                $ 2,443     $ 2,257     $ 2,387

Income taxes paid                            $   485     $   377     $   336

The accompanying notes are an integral part of these consolidated financial statements.

TIMBERLINE BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
($ in thousands, except net income per share information)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of Timberline Bancshares, Inc. (the Company) and its subsidiary (the Bank) are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

Consolidation:

The consolidated financial statements include the accounts of Timberline Bancshares, Inc. and its wholly owned subsidiary, Timberline Community Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations:

The Company is a bank holding company, formed to be the sole shareholder of the Bank. Its major source of income is dividends paid by the Bank.

The Bank operates eight branch locations in Siskiyou County, California, and a loan office in Medford, Oregon. The Bank grants agribusiness, commercial, residential, construction, and consumer loans throughout northern California and Oregon.

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The material estimate that is particularly susceptible to change relates to the determination of the allowance for loan losses. While management uses available information to recognize losses on loans, further reductions in the carrying amount of loans may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Presentation of Cash Flows:

For the purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds sold are reported net.

Investment securities:

The Company's investments in securities are classified in three categories and accounted for as follows.

Trading Securities: Government bonds held principally for resale in the near term and mortgage-backed securities held for sale in conjunction with the Bank's mortgage banking activities are classified as trading securities and recorded at their fair values. Realized and unrealized gains and losses on trading securities are included in other income. The Company had no trading securities.

Securities Available for Sale: Securities available for sale consist of bonds, notes and debentures not classified as trading securities or as securities to be held to maturity.

Securities to be Held to Maturity: Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in accumulated other comprehensive income (a separate component of shareholders' equity) until realized.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Loans and Allowance for Loan Losses:

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Management believes this method of discontinuing accrual of interest is more accurate than the use of an arbitrary method, such as stopping the accrual of interest when a loan is 90 days past due. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

Premises and Equipment:

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the useful lives of the assets, which range from three to thirty-three years.

Cash Surrender Value of Officers' Life Insurance:

The Bank has purchased life insurance on several key officers. Under the policies, the Bank receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable.

Foreclosed Property:

Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Foreclosed property is carried at the lower of fair value, less the estimated cost to sell, or cost. Routine maintenance costs, declines in market value and net losses on disposal are included in other operating expenses. Foreclosed property is included in "other assets" on the Company's balance sheet.

Loan Origination Fees and Costs:

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan. The deferred fees and costs are netted against outstanding loan balances, and are amortized over the life of the loan.

Income Taxes:

Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes."

The Company and its subsidiary file a consolidated Federal income tax return and a combined California income tax return. The subsidiary provides for income taxes on a separate-return basis, and remits to the Company amounts determined to be currently payable.

Common Stock:

The Company has only one class of common stock. No special rights or privileges are ascribed to any shares.

Off-Balance Sheet Financial Instruments:

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and stand-by letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

NOTE 2 - NET INCOME PER COMMON SHARE:

Net income per common share is presented under two methods; basic and diluted. Basic net income per common share is computed by dividing income available to common shareholders by the weighted- average number of common shares outstanding during the year. Diluted net income per common share is calculated by dividing income available to common shareholders, as adjusted, by the weighted-average number of common shares outstanding during the year, adjusted for dilutive items. The dilutive items are calculated using the treasury stock method, which assumes repurchase of common shares with the proceeds from the exercise of the dilutive items.

Net income per common share (basic and diluted) is computed as follows:

                                                                   Per-Share
                                             Income      Shares      Amount

For the Year Ended December 31, 2000:

Basic Net Income Per Common Share:
  Income available to common stockholders  $ 818,317    1,006,860     $ 0.81

Effect of dilutive securities:
  Stock options (antidilutive)                     -            -

Diluted Net Income Per Common Share:
  Income available to common stockholders  $ 818,317    1,006,860     $ 0.81

(Stock options are antidilutive in 2000 since exercise price is higher than average market price)

Per-Share
                                             Income      Shares      Amount

For the Year Ended December 31, 1999:

Basic Net Income Per Common Share:
  Income available to common stockholders  $ 809,981    1,006,860     $ 0.80

Effect of dilutive securities:
  Stock options (antidilutive)                     -            -

Diluted Net Income Per Common Share:
  Income available to common stockholders  $ 809,981    1,006,860     $ 0.80

(Stock options are antidilutive in 1999 since exercise price is higher than average market price)

For the Year Ended December 31, 1998:

Basic Net Income Per Common Share:
  Income available to common stockholders  $ 919,235    1,006,737     $ 0.91

Effect of dilutive securities:
  Stock options (antidilutive)                     -            -

Diluted Net Income Per Common Share:
  Income available to common stockholders  $ 919,235    1,006,737     $ 0.91

(Stock options are antidilutive in 1998 since exercise price is higher than average market price)

NOTE 3 - INVESTMENT SECURITIES:

The Company accounts for investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires that securities available for sale be carried at fair value, with the net unrealized holding gain or loss recognized as a separate component of stockholders' equity.

The carrying amounts of investment securities as shown in the consolidated balance sheets at December 31, 2000, 1999 and 1998 are summarized a follows:

                               Amortized     Gross         Gross
                              or Accreted  Unrealized    Unrealized
                                 Cost        Gains         Losses   Fair Value
December 31, 2000:
 Securities available for sale:
   U.S. Government and
     Agency Securities        $ 12,750      $    -         $   53    $ 12,697
   State and political
     Subdivisions                4,183           8             87       4,104
TOTAL                         $ 16,933      $    8         $  140    $ 16,801

 Securities to be held to maturity:
   U.S. Government and
     Agency Securities        $      2      $    -         $    -    $      2
   State and political
     Subdivisions                1,887          18              -       1,905
TOTAL                         $  1,879      $   18         $    -    $  1,907

December 31, 1999:
 Securities available for sale:
   U.S. Government and
     Agency Securities        $ 13,750      $    -         $  371    $ 13,379
   State and political
     Subdivisions                4,191           -            355       3,836
TOTAL                         $ 17,941      $    -         $  726    $ 17,215

 Securities to be held to maturity:
   U.S. Government and
     Agency Securities        $      5      $    -         $    -    $      5
   State and political
     Subdivisions                3,167          26              2       3,191
TOTAL                         $  3,172      $   26         $    2    $  3,196

December 31, 1998:
 Securities available for sale:
   U.S. Government and
     Agency Securities        $12,500       $    9         $   16    $ 12,493
   State and political
     Subdivisions                 804           19             20         803
TOTAL                         $13,304       $   28         $   36    $ 13,296

Securities to be held to maturity:
   U.S. Government and
     Agency Securities        $   509       $    2         $    -    $    511
   State and political
     Subdivisions               5,029          116              -       5,145
TOTAL                         $ 5,538       $  118         $    -    $  5,656

Securities carried at approximately $9,209 at December 31, 2000; $5,390 at December 31, 1999; and $3,234 at December 31, 1998, and were pledged to secure public deposits and for other purposes required or permitted by law.

There were no sales of securities to be held to maturity for the years ended December 31, 2000, 1999 and 1998. Gross realized gains and losses on sales of securities were $-0- for all types of securities for the years ended December 31, 2000, 1999 and 1998.

Gross proceeds from the sale of securities were $-0-, and the applicable income taxes were $-0- for the years ended December 31, 2000, 1999 and 1998.

The amortized cost and estimated fair value of securities held to maturity and available for sale at December 31, 2000, by contractual maturity, are as follows:

                                Available for Sale           Held to Maturity

                               Amortized                   Amortized
                                 Cost    Fair Value          Cost    Fair Value
Amounts maturing in:
  One year or less             $  3,750   $  3,736         $  1,012   $  1,016
  After one year
     through five years           8,674      8,644              795        806
  After five years
     through ten years            1,088      1,080               82         85
  After ten years
     through fifteen years        3,421      3,341                -          -
TOTAL                          $ 16,933   $ 16,801         $  1,889   $  1,907

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Nontaxable interest income included on the consolidated statements of income is as follows:

                                                2000        1999        1998

Interest on securities available for sale     $  189     $   157     $    41
Interest on securities to be held to maturity    141         210         245
  Total nontaxable income                     $  330     $   367     $   286

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES:

The components of loans in the consolidated balance sheets were as follows:

                                                      December 31,
                                            2000         1999         1998

Commercial                            $   51,573   $   51,501   $   43,991
Real Estate construction                   1,825        1,924        2,933
Residential mortgage                       2,908        2,430        2,790
Consumer installment                       1,693        2,181        2,686
TOTAL                                     57,999       58,036       52,400
Deferred loan fees and costs                (109)        (110)        (118)
Allowance for loan losses                   (525)        (372)        (378)

Loans, net                            $   57,365   $   57,554   $   51,904

Loans classified as non-accrual approximated $499, $13, and $0 as of December 31, 2000, 1999 and 1998, respectively.

The changes in the allowance for loan losses were as follows:

                                                        December 31,
                                                2000        1999        1998

Balance, beginning of year                   $   372     $   378     $   401
Loans charged off                                (11)         (5)       (132)
Recoveries                                         7          27          26
Provision for loan losses                        157         (28)         83

Balance, end of year                         $   525     $   372     $   378

NOTE 5 - PLEDGED AND RESTRICTED ASSETS:

The Federal Reserve Board requires that banks maintain non-interest bearing cash balances in accordance with the Board's reserve requirements. The average non-interest bearing cash balance maintained to meet reserve requirements was approximately $600, $600 and $600 during 2000, 1999 and 1998, respectively.

Information concerning pledged assets is contained in Note 3.

NOTE 6 - PREMISES AND EQUIPMENT:

Major classifications of premises and equipment are as follows:

                                                        December 31,

                                                2000        1999        1998

Premises                                     $ 2,657     $ 2,631     $ 2,621
Equipment                                      1,162       1,114       1,177
TOTAL                                          3,819       3,745       3,798
Accumulated depreciation                      (2,075)     (1,871)     (1,789)
NET                                          $ 1,744     $ 1,874     $ 2,009

Depreciation expense                         $   217     $   215     $   195

Certain facilities and equipment are leased under various operating leases. Rental expense was $79, $72 and $117 in 2000, 1999 and 1998, respectively. Future minimum rental commitments under noncancelable leases are:

                       2001                    $     51
                       2002                          51
                       2003                          51
                       2004                          48
                       2005                          45
                       Thereafter                 1,138

                       TOTAL                   $  1,384

NOTE 7 - TIME CERTIFICATES OF DEPOSIT MATURITIES:

Time certificates of deposit under $100 maturing in years ending December 31, as of December 31, 2000:

                       2001                    $ 19,754
                       2002                         992
                       2003                         480
                       2004                         127
                       2005                          43
                       Thereafter                    88

                       TOTAL                   $ 21,484

Time certificates of deposit $100 and over maturing in years ending December 31, as of December 31, 2000:

                       2001                    $  6,515
                       2002                         567
                       2003                         264
                       2004                         237
                       2005                           -
                       Thereafter                     -

                       TOTAL                   $  7,583

NOTE 8 - EMPLOYEE BENEFITS:

The Bank has a non-qualified salary continuation plan for several key executive officers that provides for certain amounts to be paid to the officers upon their retirement at age 65, or upon certain terminations of employment. The Bank purchased single premium life insurance policies on the lives of the officers to assist with the funding of the plan.

In addition, the Bank has a 401(k) Employee Retirement Plan. Employees must meet certain age and hour requirements in order to be eligible to participate. Employees can contribute to the plan, within limits established by the Internal Revenue Service. In addition, the Bank may make matching contributions and/or profit sharing contributions to the Plan. For 2000, 1999 and 1998 respectively, the Bank made ten percent matching contributions totaling $4, $5 and $4. Participants have the ability to direct the investment of the contributions, within guidelines established by the Bank.

NOTE 9 - NOTES PAYABLE AND OTHER DEBT

During 1999, the Company established a line of credit with another financial institution. The maximum amount available was $100, and bore interest at the lender’s prime rate. The Company borrowed, and repaid, $11; there were no amounts outstanding at December 31, 1999, and the line of credit was cancelled prior to December 31, 1999.

During 1999, the Bank established the ability to borrow from the Federal Reserve Bank of San Francisco “discount window”. Terms of any borrowings will be established at the time of borrowing. No amounts were borrowed from this source during 2000 and 1999.

NOTE 10 - INCOME TAXES:

Total applicable income taxes reported in the consolidated income statements for the years ended December 31, 2000, 1999 and 1998 included the following components:

                                                        December 31,

                                                2000        1999        1998
Currently paid or payable:
       Federal                               $   316     $   256     $   291
       State                                     136         116         117

       TOTAL                                     452         372         408

Increase (decrease) in deferred taxes:
       Federal                                   (54)        (76)        (70)
       State                                     (16)        (12)        (34)

       TOTAL                                     (70)        (88)       (104)

Income tax expense                           $   382     $   284     $   304

The deferred tax assets were comprised of the following:

                                                        December 31,

                                                2000        1999        1998

Difference in allowance for loan
     losses between financial statement
     and income tax purposes                 $   123     $    69     $    74
Timing differences in deductibility
     of state taxes                               43          39          40
Difference in allowance for losses on
     foreclosed property between financial
     statement and income tax purposes            37          55          25
Timing difference in deductibility of
     deferred compensation                       247         295         211
Difference in depreciation expense
     between financial statement and
     income tax purposes                          66           -          20
Deferred tax on unrealized holding losses
     on securities available for sale             59         325           -

Total deferred tax asset                         575         783         370

The deferred tax liabilities were comprised of the following:

Difference in depreciation expense
     between financial statement
     and income tax purposes                      (-)        (15)         (-)
Other                                            (53)        (26)        (41)
Total deferred tax liability                     (53)        (41)        (41)
Net deferred tax asset                       $   522     $   742     $   329

The reasons for the differences between applicable income taxes and the amount computed at the applicable regular federal tax rate of 34 percent were as follows:

                                                       December 31,

                                                2000        1999        1998

Taxes at statutory federal income tax rate   $   408     $   372     $   416
Increase (decrease) in taxes resulting from:
     Tax exempt income                          (113)       (126)       (120)
     State income taxes, net of
        federal income taxes                      95          87          80
     Other                                        (8)        (49)        (72)

TOTAL                                        $   382     $   284     $   304

NOTE 11 - STOCK OPTION PLAN:

At December 31, 2000, 1999 and 1998, the Company had a stock based compensation plan, which is described below. The Company applies APB Opinion 25, "Accounting For Stock Issued To Employees", and related Interpretations in accounting for its plans. Accordingly, no compensation cost was recognized for its fixed stock option plans. For all options granted, the compensation costs for 2000, 1999 and 1998 as determined under SFAS No. 123 (based on the fair value of options at the grant date) were not material.

In 1999, the Board of Directors, modified the terms of the options granted in 1998, which provides certain directors and employees with an opportunity to purchase the Company's common stock. The modification revalued the grant price to $10.00 per share. Under the plan, the Company may grant either incentive or non-qualified stock options to purchase up to 300,000 shares. The option price per share may not be less than the fair market value of the stock on the date of the grant, and the maximum term of the options may not exceed ten years. Current options outstanding have an exercise price of $10.00 per share. This modification changed the stock option plan to a variable stock option plan, which, under Financial Accounting Standards Board Interpretation No. ("FIN") 44, required that compensation cost for the repriced options be recognized for an amount by which the fair market value of the stock exceeds the exercise price of the options. Therefore, $136 in compensation expense has been recognized in the consolidated statement of income for the year ended December 31, 2000. FIN 44 does not require the recognition of compensation expense for any prior periods.

The following is a summary of activity for the stock option plan:

                                                    Weighted
                                                    Average
                                        Number of   Exercise
                                         Shares      Price

Options outstanding at Dec. 31, 1997
                                              -            -
     Granted                             72,000        12.50
     Exercised                              (84)       12.50
     Forfeited                                -            -

Options outstanding at Dec. 31, 1998                           (Remaining life
                                         71,916        12.50    of 9.5 years)
     Granted                             55,500        10.00
     Exercised                              (50)       10.00
     Forfeited                           (5,000)       10.00

Options outstanding at Dec. 31, 1999                           (Remaining life
                                        122,866        10.00    of 8.5 years)
     Granted                                  -            -
     Exercised                                -            -
     Forfeited                          (12,496)       10.00

Options outstanding at Dec. 31, 2000    110,370        10.00   (Remaining life
                                                                of 7.5 years)

In addition, during 2000, the Company issued options to PremierWest Bancorp to purchase up to 250,000 shares of the Company’s common stock as part of a proposed merger with PremierWest Bancorp. These options can only be exercised upon the occurrence of certain events in regards to the proposed merger with PremierWest Bancorp. The Company presently believes that it is unlikely that any of these events will occur. Further information concerning these stock options and the proposed merger is contained in Note 18.

NOTE 12 - TIMBERLINE BANCSHARES, INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS:

Condensed Balance Sheets:

                                                       December 31,
                                                2000        1999        1998
                   ASSETS

Cash and due from banks, bank subsidiary,
     non-interest bearing                    $     8     $     -     $     3
Investment in wholly owned subsidiary          8,439       7,745       7,833
Other assets                                     114          38          36
Total assets                                 $ 8,561     $ 7,783     $ 7,872

   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                  $   136     $     -     $     -
Stockholders' equity                           8,425       7,783       7,872
Total liabilities and stockholders' equity   $ 8,561     $ 7,783     $ 7,872

Condensed Income Statements:

                                                        December 31,
                                                2000        1999        1998
Operating income:
     Dividends from subsidiary               $   609     $   520     $   523
Operating expenses:
     Salaries and employee benefits              136           -           -
     Other operating expense                     102          26          34

NET OPERATING INCOME                             238          26          34

Income (loss) before income taxes and equity     371         494         489
Income tax benefit                                80           8          11
Income (loss) before equity in undistributed
     net income of subsidiary                    451         502         500
Equity in undistributed net income
     of subsidiary                               367         307         419

Net income                                   $   818     $   809     $   919

Condensed Statements Of Changes In Stockholders' Equity:

                                                            Accumulated
                                          Additional            Other
                           Common Stock    Paid-In  Retained   Compreh.
                           Shares  Amount  Capital  Earnings Income(loss) Total

Balance, Dec.31, 1997   1,006,726 $ 2,992    $  1   $ 4,467  $     18  $ 7,460
   Net income                   -       -       -       919         -      919
Other comprehensive income
(loss) net of income tax;
change in unrealized gain
(loss) on securities
available for sale, net of
deferred income tax
benefit of $18                  -       -       -         -       (23)     (23)

   Cash dividend declared       -       -       -      (503)        -     (503)
   Options exercised by
   employees and directors     84       1       -         -                  1
Balance, Dec.31, 1998   1,006,810 $ 2,993    $  1   $ 4,883        (5) $ 7,877
  Net income                    -       -       -       809         -      809
Other comprehensive income
(loss) net of income tax;
change in unrealized gain
(loss) on securities
available for sale, net of
deferred income tax
benefit of $322                 -       -       -         -      (395)    (395)
   Cash dividend declared       -       -       -      (503)        -     (503)
   Options exercised by
   employees and directors     50       -       -         -         -        -
Balance, Dec.31, 1999   1,006,860 $ 2,993    $  1   $ 5,189      (400) $ 8,183
  Net income                    -       -       -       818         -      818
Other comprehensive income
(loss) net of income tax;
change in unrealized gain
(loss) on securities
available for sale, net of
deferred income tax
benefit of $266                 -       -       -         -       327      327
   Cash dividend declared       -       -       -      (503)        -     (503)

   Options exercised by
Employees and directors         -       -       -         -         -        -

Balance, Dec.31, 2000   1,006,860 $ 2,993   $   1   $ 5,504   $   (73) $ 8,425

Condensed Statements of Cash Flows:

                                                        December 31,
                                                2000        1999        1998
Cash flows from operating activities:
   Net income                                $   818     $   809     $   919
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Equity in net income of subsidiary         (976)       (827)       (943)
     Dividends received from subsidiary          609         520         523
     Net (increase) decrease in other assets     (76)         (2)          5
     Net increase in liabilities                 136           -           -
Net cash provided by operating activities        511         500         504

Cash flows from investing activities;
   Capital investment in subsidiary                -           -          (1)

Cash flows from financing activities:
   Proceeds from note payable                      -          11           -
   Principal payments on note payable              -         (11)          -
   Dividends paid                               (503)       (503)       (503)
   Proceeds from the exercise of stock options     -           -           1
Net cash (used in) financing activities         (503)       (503)       (502)

Net increase (decrease)
   in cash and due from banks                      8          (3)          1
Cash and due from banks at beginning of year       -           3           2
Cash and due from banks at end of year       $     8     $     -     $     3

Interest paid                                $     -      $    -     $     -

Income taxes paid                            $   485      $  377     $   336

NOTE 13 - FINANCIAL INSTRUMENTS:

In the normal course of business, the Bank is a party to financial instruments, which contain risks that are not required to be reflected in a traditional balance sheet. These financial instruments include commitments to extend credit and letters of credit. The Bank manages these risks by using the same credit risk management processes as it does for financial instruments reflected on the balance sheet. Credit risk for these instruments is considered in management’s assessment of the adequacy of the allowance for credit losses.

Credit Risk:

The disclosures in this note represent the Bank’s credit exposure should every counterparty to the financial instruments with off-balance-sheet credit risk fail to perform completely according to the terms of the contracts and the collateral and other security, if any, for the exposure prove to be of no value to the Bank. The Bank’s credit exposure for commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. The Bank believes its credit procedures minimize these risks.

Market Risk:

This note does not address the amounts of market losses the Bank would incur if future changes in market prices make financial instruments with off-balance-sheet market risk less valuable or more onerous. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. The Bank maintains risk management policies that monitor and limit exposure to market risks.

Collateral and Other Security Arrangements:

The credit risk of both on- and off-balance-sheet financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Bank generally determines the need for specific covenant, guarantee and collateral requirements on a case-by-case basis, depending on the nature of the financial instrument and the customer’s credit worthiness. The Bank may also receive comfort letters and oral assurances. The amount and type of collateral held to reduce credit risk varies but may include real estate, machinery, equipment, inventory and accounts receivable, as well as cash on deposit, stocks, bonds and other marketable securities that are generally held in the Bank’s possession or at another appropriate custodian or depository. This collateral is valued and inspected on a regular basis to ensure both its existence and adequacy. The Bank requests additional collateral when appropriate.

Commitments to Extend Credit and Letters of Credit:

The following table summarizes credit risk for those financial instruments whose contract amounts represent credit risk at December 31:

                                                2000        1999        1998

Unused commercial loan commitments           $ 6,943     $ 8,172     $ 8,364
Unused overdraft protection lines                 91          85          80
Stand-by letters of credit                       272         130         130

Commercial loan commitments are agreements to make or acquire a loan as long as the agreed-upon terms (e.g., expiry, covenants or notice) are met. The Bank’s commitments to purchase or extend loans help its customers meet their liquidity needs. Overdraft protection lines allow customers to obtain cash advances.

Standby letters of credit are issued by the Bank to ensure its customers’ performance in dealings with others.

Since many of the unused commitments are expected to expire unused or to be utilized only partially, the total amount of unused commitments does not represent future cash requirement. The Bank did not incur any losses on its commitments in 2000, 1999 or 1998.

NOTE 14 - RELATED PARTIES:

The Bank has loans outstanding to certain of its Directors and executive officers and to partnerships or companies in which a director or executive officer has at least a 10 percent beneficial interest. At December 31, 2000, 1999 and 1998, $819, $611, and $395 of such loans, respectively, were outstanding. An analysis of the activity during 2000 in respect to such loans is as follows:

Balance, December 31, 1999             $  611
Additions                                 555
Deletions                                (347)

Balance, December 31, 2000             $  819

NOTE 15 - REGULATORY MATTERS:

The Bank, a state bank, is subject to the dividend restrictions set forth by the California State Banking Department. Under such restrictions, the Bank may not, without prior approval of the California State Banking Department, declare dividends in excess of the lesser of A) retained earnings, or; B) net income for the last three years less any distributions to stockholders made during the last three years. The dividends, as of December 31, 2000, that the Bank could declare, without the prior approval of the California State Banking Department, are approximately $1,094.

The Bank is subject to various regulatory capital requirements administered by the Federal Depository Insurance Corporation and the California State Banking Department. Failure to meet minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that if undertaken, could have a direct material impact on the Bank's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

At December 31, 2000, 1999 and 1998, those ratio requirements were: Tier 1, Total, and Leveraged capital ratios (as defined) of 6%, 10%, and 5% for Federal Depository Insurance Corporation purposes and a Leveraged Capital Ratio of 6.5% for California State Banking Department purposes. The Bank's actual ratios as of those dates were: Tier 1- 11.21%, 12.50%, and 12.83%; Total- 11.90%, 13.07%, and 13.45%; and Leveraged- 9.15%, 8.85%, and 8.66% respectively. As of November 13, 2000, the most recent notification from the Federal Deposit Insurance Corporation, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

Federal banking law restricts the Bank from extending credit to the Company, as the parent bank holding company, in excess of 10 percent of the Bank's capital stock and surplus, as defined. Any such extensions of credit are subject to strict collateral requirements. The Company had no such borrowing from the Bank during 2000, 1999 and 1998.

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, Interest bearing deposits in other banks, and Federal Funds Sold:

The carrying amount is a reasonable estimate of fair value.

Investment Securities:

Fair value equals quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Cash Surrender Value of Officers' Life Insurance:

The carrying amount is a reasonable estimate of fair value.

Loans:

For certain homogeneous categories of loans, such as residential mortgages, and consumer installment loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits:

The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Commitments to Extend Credit and Letters of Credit:

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated costs to cancel them or otherwise settle obligations with the counterparties at the reporting date.

The estimated fair values of the Company's financial instruments at December 31, 2000 are as follows:

                                                   Carrying
                                                    Amount      Fair Value
Financial assets:
     Cash and due from banks                     $   9,450       $   9,450
     Interest bearing deposits in other banks          100             100
     Federal funds sold                              1,600           1,600
     Investment securities                          18,690          18,708
     Cash surrender value of
        officers' life insurance                     2,415           2,415
     Loans                                          57,890          57,890
     Less allowance for loan losses                   (525)           (525)

Financial liabilities:
     Deposits                                       83,797          83,797

Unrecognized financial instruments:
     Commitments to extend credit                        -               -
     Letters of credit                                   -               -

The estimated fair values of the Company's financial instruments at December 31, 1999 are as follows:

                                                   Carrying
                                                    Amount        Fair Value
Financial assets:
     Cash and due from banks                     $   6,951       $   6,951
     Interest bearing deposits in other banks          100             100
     Federal funds sold                                800             800
     Investment securities                          20,387          20,411
     Cash surrender value of
        officers' life insurance                     2,317           2,317
     Loans                                          57,926          57,926
     Less allowance for loan losses                   (372)           (372)

Financial liabilities:
     Deposits                                       83,151          83,151

Unrecognized financial instruments:
     Commitments to extend credit                        -               -
     Letters of credit                                   -               -

The estimated fair values of the Company's financial instruments at December 31, 1998 are as follows:

                                                   Carrying
                                                    Amount        Fair Value
Financial assets:
     Cash and due from banks                     $   4,785       $   4,785
     Interest bearing deposits in other banks          100             100
     Federal funds sold                              9,800           9,800
     Investment securities                          18,834          18,952
     Cash surrender value of
        officers' life insurance                     1,361           1,361
     Loans                                          52,282          52,282
     Less allowance for loan losses                   (378)           (378)

Financial liabilities:
     Deposits                                       81,888          81,888

Unrecognized financial instruments:
     Commitments to extend credit                        -               -
     Letters of credit                                   -               -

NOTE 17 - CONCENTRATION:

The Bank has a concentration of loans that are participations purchased from, and serviced by, a financial institution in the Portland, Oregon area. The following is information concerning this concentration at December 31, 2000:

                                          Participation       Percent Of
                                              Amount             Total

Amount of loans outstanding               $   19,658              34%
Amount of loan commitments                     1,253              17%

Management does not believe that the risks associated with these loan participations are any different than the risks associated with loans as a whole.

NOTE 18 - PROPOSED MERGER, CONTINGENCY AND STOCK OPTIONS:

In October of 2000, the Company received an offer to merge with PremierWest Bancorp. Under the proposed merger, the Company would be merged into a subsidiary of PremierWest Bancorp, and the Company’s subsidiary, Timberline Community Bank, would be merged into PremierWest Bank, a subsidiary of PremierWest Bancorp. Shareholders of the Company would receive $13.50 per share in the form of PremierWest Bancorp common stock, cash, or a combination of common stock and cash. The merger agreement was approved by the Company’s board of directors and will be voted on by the Company’s shareholders in March of 2001.

Under the terms of the above agreement, if the agreement is terminated as a result of the Company or its subsidiary entering into an alternative acquisition or merger agreement (such as a sale of substantially all of the Company’s assets), prior to October 16, 2001, the Company would be obligated to pay PremierWest Bancorp $750,000 as a termination fee.

The merger agreement also granted PremierWest Bancorp options to purchase up to 250,000 shares of the Company’s common stock at $8.12 a share. The options may only be exercised, in whole or in part, subject to regulatory approval and certain notice requirements, if any of the following occur:

(1)	The Company or its board of directors enters into an agreement or recommends to the Company’s shareholders an agreement that would result in an acquisition or merger of the Company or its subsidiary or any of its assets or securities, to a company other than PremierWest Bancorp, with the result that the acquirer would own 51% or more of the stock or assets of the Company; or
(2)	Any person who does not currently own 15% of the outstanding shares of the Company’s common stock acquires beneficial ownership of more than 10% of the common stock (25% if “control” is not presumed); or
(3)	The Company’s board of directors fails to recommend or withdraws its recommendation of the merger, or the shareholders fail to approve the merger after a person announces publicly or communicates in writing an alternative acquisition transaction or communicates an intention to acquire 25% or more of the voting shares of the Company or substantially change the composition of the board of directors.

The Company presently believes that it is unlikely that any of these events will occur.

PremierWest Bancorp cannot exercise the above options if it has elected to, is entitled to, and has received the $750,000 termination fee.

Unaudited Pro Forma Combined Condensed Balance Sheets
as of December 31, 2000

	Historical
	PremierWest	Timberline		Adjustments Related	Pro Forma
(Dollars in 000's)	Bancorp	Bancshares, Inc.	Notes	to Merger	Combined
ASSETS
CASH AND DUE FROM BANKS	$ 14,306	$ 9,450			$ 23,756
FEDERAL FUNDS SOLD AND INTEREST-BEARING DEPOSITS	3,730	1,700	1	(5,823)	(393)
Total cash and cash equivalents	$ 18,036	11,150		--	23,363
INVESTMENT SECURITIES AVAILABLE FOR SALE	73,634	16,801		--	90,435
INVESTMENT SECURITIES HELD TO MATURITY	--	1,889		--	1,889
CASH SURRENDER VALUE OF OFFICERS' LIFE INSURANCE	--	2,415		--	2,415
LOANS, NET OF ALLOWANCE FOR LOAN LOSSES	232,910	57,365		--	290,275
FEDERAL HOME LOAN BANK STOCK	1,490	--		--	1,490
PREMISES AND EQUIPMENT - NET	11,172	1,744		--	12,916
INTANGIBLE ASSET	--	--	2	6,104	6,104
ACCRUED INTEREST AND OTHER ASSETS	7,004	1,665		--	8,669
TOTAL ASSETS	$344,246 ======	$93,029 ======		281 ======	$437,556 ======
LIABILITIES:
DEPOSITS:
Non-interest bearing checking	$51,062	$17,864	6	503	69,429
Savings and interest bearing demand	125,398	36,866		--	162,264
Time	119,780	29,067		--	148,847
Total deposit accounts	296,240	83,797		503	380,540
FEDERAL HOME LOAN BANK BORROWINGS	6,672	--		--	6,672
REPURCHASE AGREEMENTS & FEDERAL FUNDS PURCHASED	6,162	--		--	6,162
OTHER BORROWINGS	383	--		--	383
Total borrowings	13,217	--		--	13,217
OTHER LIABILITIES	2,347	807	3	550	3,704
Total liabilities	311,804	84,604		1,053	397,461
COMMITMENTS AND CONTINGENCIES	--	--		--	--
STOCKHOLDERS' EQUITY
Preferred Stock - no par vallue; 1,000,000 shares authorized; none issued
Common Stock - no par value	--	--		--	--
20,000,000 shares authorized; and 8,591,065 and 8,407,879
shares issued and outstanding in 2000 and 1999, respectively	18,679	2,994	4	(2,994)	26,332
			5	7,653
Retained earnings	14,514	5,504	4	(5,504)	14,514
Unearned Employee Stock Ownership Plan compensation	(383)	--		--	(383)
Accumulated other comprehensive loss	(368)	(73)	4	73	(368)
Total stockholders' equity	32,442	8,425		(772)	40,095
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$344,246 ======	$93,029 ======		281 ======	$437,556 ======
Notes:
1 Cash consideration	$5,823
2 Goodwill	$5,554
3 Merger costs accrued	$550
4 Elimination of Timberline equity	$8,425
5 Stock consideration	$8,156
6 Estimated premium on deposits	$503

Unaudited Pro Forma Combined Condensed Income Statements
For the Year Ended December 31, 2000

     (Dollars in 000's, Except for earnings per Share Data)

	Historical
	PremierWest Bancorp	Timberline Bancshares, Inc.	Pro Forma Combined	Notes	Adjustments Related to Merger	Pro Forma Combined
Interest Income
Loans	$ 20,957	$ 5,653	$ 26,610			$ 26,610
Securities and interest-earning deposits	5,242	1,401	6,643	1	(378)	6,265
Total interest income	26,199	7,054	33,253		(378)	32,875
Interest Expense
Deposits	9,278	2,452	11,730		-	11,730
Interest on other borrowings	1,918	7	1,925		-	1,925
Total Interest Expense	11,196	2,459	13,655		-	13,655
Net interest income	15,003	4,595	19,598		-	19,220
Loan Loss Provision	669	157	826		-	826
Net interest income after loan loss provision	14,334	4,438	18,772		-	18,394
Noninterest Income	1,930	417	2,347		-	2,347
Noninterest Expense
Salaries and employee benefits	6,850	2,132	8,982		-	8,982
Net occupancy and equipment	1,997	694	2,691		-	2,691
Advertising	465	-	465		-	465
Professional fees	471	-	471		-	471
Data processing	137	-	137		-	137
Merger & data conversion costs	1,087	-	1,087		-	1,087
Other	2,355	829	3,184		-	3,184
Total noninterest expense	13,362	3,655	17,017		-	17,017
Income before income taxes	2,902	1,200	4,102		(378)	3,724
Income taxes	1,098	382	1,480	3	(129)	1,351
Net Income before goodwill charge	1,804	818	2,622		(249)	2,373
Goodwill charge	-	-	-	2	305	305
Net income after goodwill charge	$ 1,804 ======	818 ======	2,622 ======		$(554) ======	2,068 ======
Earnings per common shares
Basic - before goodwill charge	$ 0.21	$ 0.81				$ 0.23
Basic - after goodwill charge	$ 0.21	$ 0.81				$ 0.20
Diluted - before goodwill charge	$ 0.21	$ 0.81				$ 0.23
Diluted - after goodwill charge	$ 0.21	$ 0.81				$ 0.20
Notes:
1 Interest lost on cash consideration at 6.5% (federal funds sold rate)
2 Goodwill charge over 20 year amortization
3 Tax effect at 34% of the loss in interest income
4 Weighted avg basic shares	8,590	1,007			1,707	10,297
5 Weighted avg-diluted shares	8,693	1,007			1,707	10,400

Notes to Unaudited Pro forma Condensed Combined Financial Statements:

Note 1. Basis of Presentation

          The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of PremierWest and Timberline as if the merger had become effective on December 31, 2000. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2000 combined the historical consolidated statements of income of PremierWest and Timberline as if the merger had become effective as of the first period presented.

          The merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of Timberline are adjusted to their estimated fair value and combined with the recorded book values of the asset and liabilities of PremierWest. Fair value and goodwill adjustments are subject to update as additional information becomes available.

Note 2. Purchase Price: Stock Consideration

          Under the terms of the merger agreement, the purchase price is $13.50 per share of Timberline stock. The purchase price consists of two components, the stock consideration and the cash consideration. The stock consideration is $13.50 per share of Timberline in the form of shares of common stock of PremierWest. PremierWest would issue between 1,275,000 and 2,286,000 shares of PremierWest stock depending on the exchange value of PremierWest stock.

          As of December 31, 2000, Timberline’s pro forma shareholders’ equity adjusted for estimated fair value of assets and liabilities was $8,312,000. Timberline’s shareholders’ equity may be further adjusted as a result of, among other things, additional adjustments to the fair market value of Timberline’s assets and liabilities and provisions for additional loan losses required to be made under the merger agreement following an examination of Timberline’s loan portfolio prior to the closing date by an independent loan examiner.

Note 3. Purchase Price: Cash Consideration

          The cash portion of the merger consideration is approximately $5,823,000 or $5.40 per share of Timberline’s common stock determined by the election of the Timberline shareholders and within the terms of the merger agreement. The minimum number of shares of Timberline that can be exchanged for cash consideration is 400,000 shares while the maximum number is 440,000 shares.

          Included in the range of cash consideration are holders of 110,370 Timberline stock options who would have the choice of either exercising their options at $10.00 per share or electing not to exercise their options and be paid $3.50 per option share (the difference between the purchase price per share and the exercise price).

Note 4. Direct Merger Costs

          In addition to the common stock and cash, also included in the purchase price are PremierWest’s direct merger costs, such as legal, accounting, investment banker, printer, and other professional fees. These costs are estimated to be approximately $550,000.

Note 5. Allocation of Purchase Price and Calculation of Goodwill

          The unaudited pro forma condensed combined financial statements assume most likely consideration as outlined below with respect to the allocation of the purchase price and determination of goodwill.

Assuming 60% in PremierWest Bancorp stock and 40% in cash exchanged for Timberline stock and Timberline unexercised stock options exchanged at $3.50 per share in cash.

Stock consideration................................................. $8,156,000
Cash consideration...................................................$5,437,000
Cash consideration for stock options terminated........................$386,000
Estimated direct merger costs..........................................$550,000

Total purchase price................................................$14,529,000
Estimated fair value of Timberline's net assets at
December 31, 2000................................................... $8,425,000
Estimated goodwill...................................................$6,104,000

          For purposes of the pro forma condensed combined balance sheet, estimates have been made of the fair value of Timberline’s assets and liabilities as of December 31, 2000. Fair value and goodwill adjustments are subject to update, as additional information becomes available.

Note 6. Goodwill

          Goodwill, an intangible asset, would be recorded in connection with the merger and will be amortized on a straight-line basis over a twenty-year period.

Note 7. Timberline Shareholders' Equity

          For purposes of the pro forma condensed combined financial statements, Timberline’s equity has been eliminated.